                                                                   Exhibit 10.34


                           _______________________________

                              CREDIT FACILITY AGREEMENT
                           _______________________________



                                       between

                                POLYVISION BELGIUM NV

                                         and

                                POLYVISION FRANCE EURL

                                     as Borrowers

                                         and

                                    KBC BANK N.V.


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                                  TABLE OF CONTENTS


PART I - INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   2

PART II - BELGIUM CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . .   4
     2.     BELGIUM TERM CREDIT FACILITY . . . . . . . . . . . . . . . . . .   4

PART III - FRANCE CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . .   4
     3.     FRANCE TERM CREDIT FACILITY. . . . . . . . . . . . . . . . . . .   4

PART IV - INTEREST, FEES AND CHARGES . . . . . . . . . . . . . . . . . . . .   5
     4.     INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.     DEFAULT RATE OF INTEREST . . . . . . . . . . . . . . . . . . . .   5
     6.     MAXIMUM INTEREST . . . . . . . . . . . . . . . . . . . . . . . .   6
     7.     COMPUTATION OF INTEREST AND FEES . . . . . . . . . . . . . . . .   6
     8.     FINANCIAL ANALYSIS AND OTHER FEES. . . . . . . . . . . . . . . .   6
     9.     REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . .   6
     10.    TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . .   8

PART V - LOAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .   9
     11.    MANNER OF SETTING BIBOR TERM PORTIONS. . . . . . . . . . . . . .   9
     12.    REPAYMENT OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . .  10
     13.    MANDATORY AND OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . .  11
     14.    APPLICATION OF PAYMENTS AND COLLECTIONS. . . . . . . . . . . . .  12
     15.    LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     16.    STATEMENTS OF ACCOUNT. . . . . . . . . . . . . . . . . . . . . .  13

PART VI - TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . .  13
     17.    TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     18.    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  13

PART VII - SECURITY INTERESTS. . . . . . . . . . . . . . . . . . . . . . . .  14
     19.    SECURITY ASSETS. . . . . . . . . . . . . . . . . . . . . . . . .  14

PART VIII - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  15
     20.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  15
     21.    CONTINUOUS NATURE OF REPRESENTATIONS
            AND WARRANTEES . . . . . . . . . . . . . . . . . . . . . . . . .  21
     22.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .  22

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PART IX - COVENANTS AND CONTINUING AGREEMENTS. . . . . . . . . . . . . . . .  22
     23.    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  22
     24.    NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .  25
     25.    SPECIFIC FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . .  30

PART X - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . .  31
     26.    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  31

PART XI - EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT. . . . . . . . .  32
     27.    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  32
     28.    ACCELERATION OF THE OBLIGATIONS. . . . . . . . . . . . . . . . .  35
     29.    OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .  35
     30.    REMEDIES CUMULATIVE; NO WAIVER . . . . . . . . . . . . . . . . .  36

PART XII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     31.    INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     32.    ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     33.    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     34.    SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . .  37
     35.    CUMULATIVE EFFECT; CONFLICT OF TERMS . . . . . . . . . . . . . .  37
     36.    EXECUTION IN COUNTERPARTS. . . . . . . . . . . . . . . . . . . .  38
     37.    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     38.    CREDIT INQUIRIES . . . . . . . . . . . . . . . . . . . . . . . .  40
     39.    TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . .  40
     40.    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  40
     41.    INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . .  40
     42.    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .  41
     43.    GOVERNING LAW; CONSENT TO FORUM. . . . . . . . . . . . . . . . .  41
     INTEREST COVERAGE RATIO . . . . . . . . . . . . . . . . . . . COVENANTS - 2
     FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . . . COVENANTS - 3

LIST OF EXHIBITS AND APPENDICES


Appendix A       General Definitions
Appendix B       Credit Regulations
Appendix C       Tax Identification Numbers of Subsidiaries
Appendix D       Costs and Expenses

Exhibit A        Repayment Schedule
Exhibit 20.2     Jurisdictions in which Borrowers are Authorized to do Business
Exhibit 20.6     Capital Structure of Borrowers
Exhibits 20.10   Corporate Names
Exhibit 20.13    Business Locations
Exhibit 20.15    Same as Exhibit 20.13
Exhibit 20.36    Plans
Exhibit 23.3     Compliance Certificate
Exhibit 25.1     Financial Covenants

                              CREDIT FACILITY AGREEMENT


THIS CREDIT FACILITY AGREEMENT this 20th November 1998,

BY AND AMONG:

(1) POLYVISION BELGIUM NV, a limited liability company incorporated under the laws of Belgium as a "NAAMLOZE VENNOOTSCHAP", in the process of registration with the Registry of Commerce of Tongeren, having its registered office at Zuiderring 56, 3600 Genk, Belgium, represented for the purposes of this Agreement by Robert Krol (sometimes referred to herein, individually, as "POLYVISION BELGIUM" or "BORROWER", and, together with PolyVision France EURL, as "BORROWERS");

(2) POLYVISION FRANCE EURL, a limited liability company incorporated as a "ENTREPRISE UNIPERSONNELLE A RESPONSABILITE LIMITEE (EURL)" under the laws of France and registered with the Companies' Registry of Valenciennes under number B 420 517 476, having its registered office at Crespin (Nord), Rue des Deportes, R.C.S. Valenciennes, France, represented for the purposes of this Agreement by Robert Krol (sometimes referred to herein, individually, as "POLYVISION FRANCE" or "BORROWER", and, together with PolyVision Belgium, as "BORROWERS");

AND:

(3) KBC BANK N.V., a limited liability company incorporated under the laws of Belgium as a "NAAMLOZE VENNOOTSCHAP", having its registered office at 1080, Brussels, Havenlaan 2, registered with the Registry of Commerce of Brussels under number 623.074 and licensed as a bank in Belgium, acting through its Genk branch located at 3600 Genk, Onderwijslaan 72, Box 11 registered with the Commercial Registry of Tongeren under number 2.254, bank account number 4886088351-83, represented for the purposes of this Agreement by Wim Leemen (hereinafter referred to as "LENDER");

WHEREAS:

(A) Lender is willing to make Loans and other financial accommodations to Borrowers on the terms and conditions set forth herein;

(B) As partial security for such loans and other financial accommodations, Lender has required that Lender be provided with two irrevocable standby letters of credit, in the amounts referred to in clause (C) (iii) below; and

(C)    Concurrently with the execution and delivery of this Agreement,

       (i) Fleet National Bank, a United States national banking association, having an office at 1185 Avenue of the Americas, New York, New York 10036, United States of America, individually and as Administrative Agent for itself and the other lenders party thereto (in its individual capacity, "FLEET" and in such capacity as Administrative Agent, together with any successors in its capacity as Administrative Agent, the "FLEET AGENT");

       (ii) certain financial institutions from time to time parties thereto (collectively the "FLEET LENDERS"); and

       (iii) PolyVision Corporation, a corporation organized under the laws of New York, United States of America ("POLYVISION"), Posterloid Corporation, a corporation organized under the laws of Delaware, United States of America ("POSTERLOID"); and Greensteel, Inc., a corporation organized under the laws of Delaware, United States of America ("GREENSTEEL"), have entered into a Credit Agreement (as it may be amended, modified or supplemented from time to time, the "FLEET CREDIT AGREEMENT"), pursuant to which Fleet has agreed, among other things, to issue two irrevocable standby letters of credit, one in the face amount of BEF171,510,970.00 (together with any amendments thereto and substitutions therefor, the "BELGIUM STANDBY LETTER OF CREDIT"), and one in the face amount of BEF98,006,268.00 (together with any amendments thereto and substitutions therefor, the "FRANCE STANDBY LETTER OF CREDIT"), respectively.

NOW, THEREFORE, in consideration of the premises and covenants and in reliance upon the representations and warranties set out below, the parties hereto agree as follows:

PART I - INTERPRETATION

1.     DEFINITIONS

       1.1 For the purposes of this Agreement, capitalized words and expressions shall have the meanings assigned to them in APPENDIX A, GENERAL DEFINITIONS.

       1.2. Accounting terms not otherwise specifically defined herein shall be construed in accordance with the generally accepted accounting principles in effect in the country in which the relevant party is located, applied on a consistent basis ("GAAP").

       1.3 For the purpose of determining compliance with the covenant and Default limitations set out in this Agreement, amounts expressed in US Dollars shall be measured by aggregating the applicable items denominated in US Dollars with the Dollar Equivalent of all such items in foreign currencies.


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

       1.4 In this Agreement and its Appendices, Exhibits and Schedules, unless the context otherwise requires:

               (a) references to this Agreement and/or its Appendices, Exhibits and/or Schedules or any other document, include this Agreement and its Appendices, Exhibits and/or Schedules or such other document as varied, modified or supplemented in any manner from time to time;

               (b) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective permitted successors, assigns or transferees;

               (c) references to recitals, clauses and schedules and sub-divisions of them are references to the recitals and clauses of, and schedules to, this Agreement and sub-divisions of them respectively;

               (d) references to any enactment include references to such enactment as reenacted, amended or extended on or before the date of this Agreement and any subordinate legislation made from time to time under it;

               (e) references to a "person" include any individual, company, corporation, firm, partnership, joint venture, association, organization, institution, trust or agency, whether or not having a separate legal personality;

               (f) references to the one gender include all genders, and references to the singular include the plural and vice versa;

               (g) any reference to indemnifying any person against any circumstance includes indemnifying and holding that person harmless from all actions, claims, demands and proceedings of any nature made against that person and all losses, damages, payments, awards, costs or expenses made, suffered or incurred by that person as a consequence of, or which would not have arisen but for, that circumstance; and

               (h) headings are inserted for convenience only and shall be ignored in construing this Agreement.

       1.5 The Appendices, Exhibits and Schedules and the Recitals form part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement.

       1.6 Any reference in this Agreement to a document being "in the agreed terms" is to a document in the terms agreed between the parties and for identification purposes only signed or initialed by them or on their behalf on or before the date of this Agreement.

       1.7 Where under the terms of this Agreement any party accepts an obligation to use its "best endeavors" in and towards the fulfillment of any objective or occurrence the full extent of that party's obligation shall be to take all such steps which a prudent, determined and reasonable person, acting in its own interests and intent on the fulfillment of such obligation, would take irrespective of the costs of or associated with taking such steps.

PART II - BELGIUM CREDIT FACILITY

2.     BELGIUM TERM CREDIT FACILITY

       2.1 In reliance upon the representations and warranties and subject to the terms and conditions set out in this Agreement and the Loan Documents, Lender agrees, provided that no Default or Event of Default then exists, to make a term credit facility (the "BELGIUM TERM CREDIT FACILITY") available to PolyVision Belgium on or about the Closing Date in a principal amount equal to BEF240,555,000.00 to be drawn down in full by PolyVision Belgium on the Closing Date (the "BELGIUM TERM LOAN").

       2.2 Until the Borrowers and Lender shall agree otherwise, the Belgium Term Credit Facility shall bear interest for interest periods, applicable to the different BIBOR Term Portions, having durations of minimum one (1) month, two (2) months, three (3) months or maximum six (6) months, which may not be repaid before maturity, such interest periods (i.e., BIBOR Periods) to be selected for the BIBOR Term Portions in accordance with the provisions and as more fully described in Section 11 hereof;

       PROVIDED, THAT PolyVision Belgium shall select BIBOR Term Portions in a manner consistent with the repayment schedule attached hereto in EXHIBIT A.

PART III - FRANCE CREDIT FACILITY

3.     FRANCE TERM CREDIT FACILITY

       3.1 In reliance upon the representations and warranties and subject to the terms and conditions set out in this Agreement and the Loan Documents, Lender agrees, provided that no Default or Event of Default then exists, to make a term credit facility (the "France Term Credit Facility") available to PolyVision France on or about the Closing Date in a principal amount equal to BEF137,460,000.00 to be drawn down in full by PolyVision France on the Closing Date ( the "FRANCE TERM LOAN").

       3.2 Until the Borrowers and Lender shall agree otherwise, the France Term Credit Facility shall bear interest for interest periods, applicable to the different BIBOR Term Portions, having durations of minimum one (1) month, two (2) months, three (3) months or maximum six (6) months, which may not be repaid before maturity, such interest periods (i.e., BIBOR Periods) to be selected for the BIBOR Term Portions in accordance with the provisions and as more fully described in Section 11 hereof;

       PROVIDED, THAT PolyVision France shall select BIBOR Term Portions in a manner consistent with the repayment schedule attached hereto in EXHIBIT A.

PART IV - INTEREST, FEES AND CHARGES

4.     INTEREST

       4.1     BIBOR TERM PORTION

               4.1.1 Interest shall accrue on the principal amount of each BIBOR Term Portion at an annual rate equal to the BIBOR Rate applicable to such BIBOR Term Portion for the corresponding BIBOR Period PLUS the Applicable Margin.

       4.2     BIBOR PERIODS AND BIBOR RATE

               4.2.1 BIBOR Periods and the BIBOR Rate applicable to each BIBOR Term Portion shall be determined in accordance with the terms of this Agreement.

               4.2.2 The total number of all BIBOR Periods at any time outstanding for all Borrowers together shall not at any time exceed six (6).

5.     DEFAULT RATE OF INTEREST

       5.1 Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall, at the option of Lender, bear interest at a rate per annum equal to the interest rate otherwise applicable thereto plus 2%, or, in the event of termination of the credit facility provided hereunder, in whole or in part, such other rate as is provided in the Credit Regulations (the "DEFAULT RATE").

6.     MAXIMUM INTEREST

       6.1 In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

       6.2 If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

7.     COMPUTATION OF INTEREST AND FEES

       7.1 Interest, financial analysis fees and service fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

8.     FINANCIAL ANALYSIS AND OTHER FEES

       8.1 Borrowers shall from time to time pay to Lender or to Lender's designated representative in connection with periodic visits to Borrowers' places of business in order to perform financial and collateral analysis all reasonable out-of-pocket expenses incurred by Lender or Lender's designated representative in connection with such visits.

       8.2 Expenses under Article 8.1 shall be payable on the first day of the quarter following the date of issuance by Lender or by Lender's designated representative of a request for payment thereof to the applicable Borrower as the case may be.

       8.3 During the term of this Agreement, Borrowers shall pay to Lender a service fee equal to 1/8% per annum of the outstanding principal balance of the respective Belgium Term Loan and the France Term Loan, as the case may be.

       8.4 The service fee shall be payable at the end of each relevant BIBOR Period in respect of the BIBOR Term Portions.

9.     REIMBURSEMENT OF EXPENSES

       9.1 If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other reasonable costs or out-of-pocket expenses in connection with:

               (a) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents;

               (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby;

               (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs;

               (d) any attempt to enforce any rights of Lender against any Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or

               (e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral;

       then, to the extent permitted by applicable law, all such legal and accounting expenses, other reasonable costs and out-of-pocket expenses of Lender shall be charged to the Borrower(s) on whose behalf such legal and accounting expenses or other costs and out-of-pocket expenses have been incurred by Lender. Borrowers shall also reimburse Lender for any costs or expenses incurred by Lender or Fleet in connection with the transfer of funds by Lender to Fleet pursuant to the Letter of Credit Agreement, excluding however any costs or expenses incurred as a result of currency rate fluctuations.

       9.2 All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any national or local authority on any of the Collateral or in respect of the sale thereof shall, to the extent permitted by applicable law, be borne and paid by the Borrower(s) on whose behalf such expenses have been incurred by Lender.

       9.3 If any party fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge such party therefor.

       9.4 Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender is required to pay to a bank or other similar institution (including, without limitation, any fees paid by Lender to any other Person) arising out of or in connection with:

               (a) the forwarding to any Borrower or any other Person on behalf of such Borrower, by Lender, of proceeds of loans made by Lender to such Borrower pursuant to this Agreement; and

               (b) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Belgium Obligations or on account of the France Obligations.

       9.5 All amounts chargeable to Borrowers under Part IV hereof shall be Belgium Obligations or France Obligations, respectively, secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such amounts become payable until paid in full at the highest rate then applicable to any BIBOR Term Portion from time to time.

10.    TAX CONSIDERATIONS

       10.1 All payments by Borrowers to Lender under this Agreement, whether in respect of principal, interest, fees or any other item, and all payments by Lender to Fleet under the Letter of Credit Agreement, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which case the applicable Borrower as the case may be, shall:

               (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

               (b) forthwith pay to Lender or Fleet, as the case may be, such additional amount so that the net amount received by Lender or Fleet, as the case may be, will equal the full amount which would have been received by it had no such deduction or withholding been made;

               (c) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without limitation, the full amount of any deduction of withholding from any additional amount paid pursuant to this sub-clause); and

               (d) furnish to Lender or Fleet, as the case may be, within the period for payment permitted by the relevant law, either:

                      (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

                      (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or held, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

PART V - LOAN ADMINISTRATION.

11.    MANNER OF SETTING BIBOR TERM PORTIONS

       11.1 The borrowings hereunder shall be drawn in full on the date hereof but may bear interest at interest rates applicable to different portions of such borrowings from time to time, and the rates applicable thereto are applicable to the different BIBOR Term Portions. The request for establishing or changing the BIBOR Periods applicable to BIBOR Term Portions shall be made, or shall be deemed to be made, in the following manner:

               (a) Any Borrower may give Lender notice of its intention to establish a BIBOR Term Portion, by sending to Lender and Fleet simultaneously, by telex or facsimile transmission, not later than 11:00 AM Brussels time, four (4) Business Days prior to the date hereof or date of termination of any then terminating BIBOR Term Portion, a duly completed BIBOR Period Request,

               PROVIDED, THAT no such request may be made at a time when there exists a Default or an Event of Default.

               (b) Each BIBOR Period Request sent to Lender and Fleet pursuant to Article 11.1(a) above shall be irrevocable and shall specify:

                      (i) the date on which the applicable Borrower, as the case may be, proposes to commerce a BIBOR Period for a BIBOR Term Portion, which shall be a Business Day;

                      (ii)    the BIBOR Period of the proposed BIBOR Term
                              Portion.

       11.2 Each Borrower hereby irrevocably authorizes Lender to charge to its respective Loan Account hereunder, a sum sufficient to pay all interest accrued on the Belgium Obligations and/or the France Obligations, respectively, during the immediately preceding month or quarter or applicable BIBOR Interest Payment Date and to pay all costs, fees and expenses at any time owed by the applicable Borrower, as the case may be, to Lender under this Agreement.

       11.3. If any Borrower fails to give a timely borrowing notice with respect to the commencement of a new BIBOR Period after any maturing BIBOR Term Portion, Lender shall be entitled to treat such failure as a request for a new BIBOR Term Portion having the same BIBOR Period as the maturing BIBOR Term Portion, taking into account the repayment schedule of the applicable Term Loan set forth in EXHIBIT A.


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

12.    REPAYMENT OF OBLIGATIONS

       12.1 Except where evidenced by notes or other instruments issued or made by the applicable Borrower, as the case may be, to Lender and accepted by Lender specifically containing payment provisions which are in conflict with this Article 12 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Belgium Obligations and the France Obligations, respectively, shall be payable as follows:

               (a) Principal payable on account of the Belgium Term Credit Facility or on the France Term Credit Facility shall be due and payable on a quarterly basis in installments as set out in EXHIBIT A hereto, PROVIDED THAT:

                      (i) the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on October 31, 2004 at the latest; and

                      (ii) the entire unpaid principal balance and accrued interest on the Belgium Term Loan or the France Term Loan shall, notwithstanding the foregoing, be due and payable immediately upon any termination of this Agreement pursuant to Article 17 or 18 hereof.

               (b) Interest accrued on any BIBOR Term Portion shall be due and payable on each BIBOR Interest Payment Date, as the case may be, and on the earliest of;

                      (i) the last day of the BIBOR Period applicable to such BIBOR Term Portion;

                      (ii) the occurrence and continuance of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Belgium Obligations and/or France Obligations; or

                      (iii) termination of this Agreement pursuant to Article 17 or 18 hereof.

               (c) Costs, fees and charges payable pursuant to this Agreement shall be payable by the applicable Borrower, as and when provided in Part IV hereof, to Lender or to any other Person designated by Lender in writing.

               (d) the payment of money, if any, shall be payable by the applicable Borrower, as the case may be, to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

13.    MANDATORY AND OPTIONAL PREPAYMENTS

       13.1 Within fifteen (15) days after any receipt by any Borrower of Net Cash Proceeds from Asset Dispositions (other than Extraordinary Receipts the disposition of which shall be governed by the terms of subsection 13.1(a) below) made by any Subsidiary of such Borrower, the applicable Borrower shall prepay the then outstanding Loans in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 (including in such computation of $500,000, all Net Cash Proceeds received by PolyVision and any one or more of its Subsidiaries) in any Fiscal Year, PROVIDED that no such prepayment need be made (A) unless the Net Cash Proceeds from any single Asset Disposition or series of related Asset Dispositions (in either case, by PolyVision and all of its Subsidiaries) exceed $500,000 (in which case a prepayment shall be made in the amount of the entire Asset Disposition) or until the cumulative Net Cash Proceeds from all Asset Dispositions by PolyVision and any one or more of its Subsidiaries in any particular fiscal year exceed $500,000 (in which case a prepayment shall be made in the amount of the Net Cash Proceeds from the specific Asset Disposition (or portion thereof) causing the limit to be exceeded), except that the terms of this subsection (A) shall not be applicable in respect of Net Cash Proceeds reinvested in accordance with the terms of the following subsection (B); and (B) with respect to Asset Dispositions by a Subsidiary of any Borrower, if the Net Cash Proceeds therefrom are used to reinvest in fixed assets (for use in its business or the business of the Subsidiaries) within 180 days (or 360 days with respect to real estate and improvements on real estate) of such Asset Disposition, PROVIDED that any such Net Cash Proceeds not so reinvested shall be used to prepay the Loans on the 181st day (or 361st day with respect to real estate and improvements on real estate).

               (a) Within fifteen (15) days after receipt of Net Cash Proceeds by a Borrower from any Extraordinary Receipt received by or paid to or for the account of such party or its Subsidiaries and not otherwise included in Article
                      13.1 above, such party shall prepay the then outstanding Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 as computed in the aggregate with respect to PolyVision and all of its Subsidiaries.

       13.2 The applicable prepayment shall be applied in the case of the applicable Borrower to the installments of principal due under its respective Term Loans PRO RATA based on the remaining amounts of such installments until paid in full.

       13.3    [INTENTIONALLY OMITTED]

       13.4 Each Borrower shall prepay its respective Term Credit Facility in amounts equal to their respective pro-rata share (calculated as set forth below) of Excess Cash Flow with respect to each fiscal year of Parent during the Term hereof, such prepayments to be made within two (2) Business Days following the due date for delivery by Borrowers to Lender of the annual financial statements required by Article 23.1(c)(i) hereof and each such prepayment shall be applied to the installments of principal due under its respective Term Credit Facility on a pro-rata basis until payment of the Term Credit Facility in full. For purposes of this Article 13.4, Borrowers' pro-rata share of Excess Cash Flow will be determined by calculating the percentage that the outstanding principal balance of the Term Credit Facility is of the total of such principal balance plus the outstanding balance of the "Term Loans" under the Fleet Credit Agreement and the "Term Loans" under the Other KBC Loan Agreement and multiplying total Excess Cash Flow by such percentage.

       13.5 Borrowers may, at their option, from time to time prepay installments of their Term Credit Facility at the Borrowers option, either in the inverse order of maturity or pro-rata with respect to the remaining installments.

       13.6 Any such optional prepayment shall be credited against the amount of the mandatory prepayment required under Article 13.4 for the fiscal year in which such optional prepayment was made.

       13.7 Except for charges under APPENDIX D applicable to prepayments of BIBOR Term Portions, such prepayments shall be without premium or penalty.

       13.8 This Agreement may not be prepaid in full or terminated unless the Other KBC Loan Agreement is prepaid in full and terminated concurrently therewith, and all Obligations hereunder and "Obligations" under (and as defined in) the Other KBC Loan Agreement shall have been paid in full.

14.    APPLICATION OF PAYMENTS AND COLLECTIONS

       14.1 During any period in which an Event of Default exists, each of the Borrowers irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of such Borrower, and each of the Borrowers does hereby irrevocably agree that Lender shall have the continuing exclusive right (subject to the provisions of this Agreement) to apply and reapply any and all such payments and collections received in respect of such Borrower at any time or times hereafter by Lender or its agents against the Belgium Obligations (in respect of payments or collections from or on behalf of PolyVision Belgium), and/or the France Obligations (in respect of payments or collections from or on behalf of PolyVision France), as the case may be, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

15.    LIABILITY

       15.1 PolyVision Belgium shall be liable for and bound by the Belgium Obligations, and in no event shall PolyVision Belgium be liable for any of the France Obligations.

       15.2 PolyVision France shall only be liable for and bound by the France Obligations, and in no event shall PolyVision France be liable for any of the Belgium Obligations.

16.    STATEMENTS OF ACCOUNT

       16.1 Lender will account to Borrowers from time to time with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers, absent manifest error.

PART VI - TERM AND TERMINATION

17.    TERM

       17.1 Subject to the right of Lender to cease making Loans to Borrowers upon or after the occurrence and during the continuance of any Event of Default, this Agreement shall be in effect until October 31, 2004, unless it is terminated as provided in
               Section 18 hereof.

18.    TERMINATION

       18.1 In accordance with and without prejudice to Article 13 of the Credit Regulations, Lender may terminate this Agreement in accordance with Part VI hereof without notice upon or after the occurrence and during the continuance of an Event of Default.

       18.2 Upon at least ten (10) Business Days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; PROVIDED, HOWEVER, THAT no such termination may be made prior to the first anniversary date of this Agreement and no such termination shall be effective until Borrowers have paid all of the Belgium Obligations and the France Obligations (including, without limitation, all amounts payable, as described in Section
               2.2.3 of Appendix D annexed hereto), respectively, in immediately available funds.

       18.3 Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice.

       18.4 Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

       18.5 All of the Belgium Obligations and the France Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement.

       18.6 Notwithstanding any such termination, all undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination, Lender shall retain its Liens in the Collateral, and Lender shall retain all of its rights and remedies under the Loan Documents, until Borrowers, respectively, have paid the Belgium Obligations and the France Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any.

       18.7 Notwithstanding the payment in full of the Belgium Obligations and the France Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from any Borrower and applied to the Belgium Obligations and/or the France Obligations, as the case may be, Lender shall, at its option:

               (a) have received a written agreement, executed by Borrowers, indemnifying Lender from any such loss or damage for a period of up to 60 days after the effective date of termination; or

               (b) have retained such monetary reserves for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

PART VII - SECURITY INTERESTS

19.    SECURITY ASSETS

       19.1 To secure the prompt payment and performance by the Borrowers to Lender of the Belgium Obligations:

               (a) PolyVision Belgium on the Closing Date shall grant to Lender a first ranking pledge ("GAGE COMMERCIAL") on all the shares it owns in Alliance Europe;

               (b) PolyVision France on the Closing Date shall grant to Lender a first ranking pledge ("NANTISSEMENT D'ACTIONS ET DE COMPTE D'INSTRUMENTS FINANCIERS Y RELATIFS") on all the shares it owns in Aubecq (the "Shares");

       PROVIDED, THAT the security described in Article 19.1(b) shall not secure the Belgium Obligations and the security described in Article 19.1(a) shall not secure the France Obligations.

       19.2 To secure the prompt payment and performance by the Borrowers of the Obligations, PolyVision, Posterloid and Greensteel shall at the latest on the date of this Agreement execute one or more Guaranties of the Obligations, secured by a first ranking pledge on 65% of all the shares PolyVision owns in PolyVision Belgium and PolyVision France.

       19.3 To secure the payment and performance of the Obligations, Fleet has issued the Belgium Standby Letter of Credit and the France Standby Letter of Credit.

       19.4 All security interests in favor of Lender hereunder shall (except as provided therein) be supplemental to each other.

       19.5 Without prejudice to any other rights of Lender under this Agreement, but subject to any express requirements under this Agreement, Lender shall at all times be entitled to apply in its discretion all monies arising from the enforcement of any security interest or guarantee towards the discharge of any of the obligations secured by such security interest or guarantee.

PART VIII - REPRESENTATIONS AND WARRANTIES

20.    REPRESENTATIONS AND WARRANTIES.

       In order to induce Lender to enter into this Agreement and to make Loans hereunder, Borrowers warrant, represent and covenant to Lender, the Fleet Lenders and Fleet Agent that:

       20.1 Each of the Borrowers is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation:

               (a) PolyVision Belgium is a limited liability company ("NAAMLOZE VENNOOTSCHAP"), duly organized, validly existing and in good standing under the laws of Belgium;

               (b) PolyVision France is a limited liability company "ENTREPRISE UNIPERSONNELLE A RESPONSABILITE LIMITEE EURL, duly organized, validly existing and in good standing under the laws of France.

       20.2 Each of the Borrowers is duly qualified and authorized to do business in its jurisdiction of incorporation and is in good standing as a foreign company in each state or jurisdiction listed on EXHIBIT 20.2 hereto and in all other states and jurisdictions in which the failure of such Borrower to be so qualified would have a Material Adverse Effect.

       20.3 Each of the Borrowers is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party.

       20.4 The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action of Borrowers and relevant Subsidiaries and do not and will not:

               (a) require any consent or approval of the shareholders of either Borrower or any Subsidiary except as shall have been obtained and is in full force and effect on the Closing Date;

               (b) contravene any Borrower's or Subsidiary's charter, articles or certificate of incorporation or by-laws;

               (c) violate, or cause any Borrower or Subsidiary to be in default under any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower, or Subsidiary;

               (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or Subsidiary is a party or by which it or their Properties may be bound or affected, the breach of or default under which would be reasonably likely to have a Material Adverse Effect; or

               (e) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or Subsidiary.

       20.5 This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower party thereto, enforceable against it in accordance with their respective terms.

       20.6    EXHIBIT 20.6 hereto states:

               (a) the correct name of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by any Person;

               (b) the correct name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation;

               (c) the correct number, nature and holder of all outstanding securities of each Borrower; and

               (d) the correct number of authorized and issued and treasury (I.E., shares redeemed or repurchased by a Borrower) shares of each Borrower.

       20.7 All such shares have been duly issued and are fully paid and non-assessable.

       20.8 There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower except the Option Agreement between Bragi
               F. Schut and the Lender relating to ten shares of common stock in PolyVision Belgium.

       20.9 Except for the pledge to Lender or Fleet of the outstanding shares of each Borrower, there are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock except the Option Agreement between Bragi I. Schut and the Lender relating to the Shares of Common Stock in PolyVision Belgium.

       20.10 Neither of the Borrowers has in the past six years been known as or used any corporate, fictitious or trade names.

       20.11 Neither of the Borrowers has in the past six years been the surviving company of a merger or consolidation or has acquired all or substantially all of the assets of any Person.

       20.12 Neither of the Borrowers has conducted any business since its formation other than acquisition of the shares acquired by them respectively pursuant to consummation of the Acquisition, and as of the Closing Date has no liabilities other than as set forth in the Purchase Documents, in connection with this Agreement and the ordinary costs of formation and consummation of the Acquisition.

       20.13 Each of the Borrower's chief executive office and other places of business are as listed on EXHIBIT 20.13 hereto, as updated from time to time.

       20.14 During the preceding one-year period, neither Borrower has had an office, place of business or agent for service of process.

       20.15 If applicable, all Collateral other than Inventory in transit and motor vehicles, is and will at all times be kept by Borrowers or Subsidiaries at one or more of the locations set forth on EXHIBIT
               20.15 hereto, as updated from time to time, and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Belgium Obligations and/or the France Obligations, as the case may be, in consequence thereof, for sales of Inventory and movement of motor vehicles in the ordinary course of business.

       20.16 Each Borrower has good, indefeasible and marketable title to all of its real Property (if any), and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

       20.17 Each of the Borrowers has paid or discharged all lawful claims, in particular those which, if unpaid, might become a Lien against any of their Properties or Collateral that is not a Permitted Lien.

       20.18 The Liens granted to Lender under Article 19 hereof are first priority Liens, subject only to Permitted Liens.

       20.19 The consolidated and consolidating balance sheets of Parent, and such other Persons described therein as of (as to Parent) April 30, 1998, or (as to the Subsidiaries of the Borrowers) December 31, 1997, and the related statements of income, changes in stockholder's equity, and cash flow statements for the periods ended on such dates, (and the interim financial statements delivered to Lender on the date hereof and certified as delivered pursuant to this Agreement or the Fleet Credit Agreement) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and present fairly in accordance with accounting principles, in each case, in effect for the applicable country in which it is located, the financial positions of Parent, each of the Borrowers and Subsidiaries and such other Persons at such dates and the results of Parent's , Borrower's, Subsidiaries' and such Person's operations for such periods (in each case, to the extent each such entity is covered by such statements).

       20.20 Since 31 January 1998 and to the date hereof, there has been no material adverse change in the condition, financial or otherwise, of Parent, the Borrowers and their Subsidiaries (taken as a whole) and such other Persons as shown on the applicable Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Parent, and such other Persons covered by any such financial statement, except changes in the ordinary course of business, none of which individually or in the aggregate have represented a material adverse change.

       20.21 The fiscal year of PolyVision France ends on April 30 of each year and the fiscal year of PolyVision Belgium ends on December 31 of each year.

       20.22 The financial statements referred to in Article 20.19 hereof do not, nor does this Agreement or any other written statement of Parent and/or each of the Borrowers and/or Subsidiaries to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

       20.23 There is no fact which Parent or any of the Borrowers has failed to disclose to Lender in writing which is reasonably likely to have a Material Adverse Effect.

       20.24 Each of the Borrowers is now and, after giving effect to the Loans to be made and the Letters of Credit to be issued hereunder, is fully Solvent.

       20.25 Neither of the Borrowers is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

       20.26 Each of the Borrowers has filed all national, state and local tax returns and other reports it is required by law to file, except where the failure to so file such tax return would not be reasonably likely to have a Material Adverse Effect, and has paid or made sufficient provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and such Borrower maintains reasonable reserves on its books therefor. Each Borrower's tax identification number is set forth on APPENDIX C hereto.

       20.27 There are no claims for taxes, brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

       20.28 Each of the Borrowers has been at all times, and presently is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for immaterial non-compliance, and except that the registration of PolyVision Belgium with the Registry of Commerce of Tongeren is still pending as of the date hereof.

       20.29 Each of the Borrowers has duly complied, in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all national, state and local laws, rules and regulations applicable to such Borrower, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Borrower under any such law, rule or regulation, except for immaterial non-compliance.

       20.30 Each of the Borrowers has established and maintains an adequate monitoring system to insure that it remains in compliance with all national, state and local laws, rules and regulations applicable to it.

       20.31 Neither of the Borrowers is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties.

       20.32 Except for this Agreement and the Other KBC Loan Agreement, neither of the Borrowers is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any of the Borrowers, as the case may be.

       20.33 Except as disclosed in Exhibit 20.33, there are no actions, suits, proceedings or litigation or investigations pending, threatened, against or affecting any Borrower or their Subsidiaries, as the case may be, or the business, operations, Properties, prospects, profits or condition of any Borrower or their Subsidiaries, as the case may be, involving partial loss or liability in excess of $250,000 in the aggregate with respect to the Borrowers and their Subsidiaries or which in any case is reasonably likely to have a Material Adverse Effect.

       20.34 Neither of the Borrowers is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

       20.35 No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any of the Borrower's performance hereunder, constitute a Default or an Event of Default.

       20.36 Except as disclosed on EXHIBIT 20.36 hereto, neither of the Borrowers has any Plan, and each of the Borrowers and each of their respective Subsidiaries is in compliance with the applicable legal requirements and regulations promulgated thereunder with respect to each Plan, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect.

       20.37 No fact or situation that could result in a material adverse change in the financial condition of any of the Borrowers or their Subsidiaries exists in connection with any Plan.

       20.38 There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries or between Alliance Europe and Aubecq and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower and its Subsidiaries, taken as a whole, or with any material supplier, except in each case, where the same would not be reasonably likely to cause a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would materially adversely affect any Borrower, Alliance Europe or any of its Subsidiaries, as the case may be, or prevent any Borrower, as the case may be, from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

       20.39 Neither of the Borrowers is a party to any collective bargaining agreement, and neither of the Borrowers or their Subsidiaries is the subject of a bankruptcy or similar procedure or, to the best of its respective knowledge, is in a condition which could or should result in such a procedure.

       20.40 There are no material grievances, disputes or controversies with any union or any other organization of any employees of either Borrower or their Subsidiaries, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that would not be reasonably likely to have a Material Adverse Effect.

       20.41 The Acquisition has been consummated substantially in accordance with the terms of the Purchase Documents.

       20.42 Each Borrower has made appropriate analysis of the Projections of each of its Subsidiary's current and future financial condition and capacity, and has reasonable grounds to believe that such Subsidiaries will be able to generate and distribute sufficient dividends in order to enable such Borrower to comply with its respective obligations hereunder. The Borrowers have ensured that they will have sufficient support from PolyVision in order to meet their obligations under the Loan Documents.

21.    CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTEES

       21.1 Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of the business or operations of either Borrower that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

22.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       22.1 All representations and warranties of each of the Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

PART IX - COVENANTS AND CONTINUING AGREEMENTS

23.    AFFIRMATIVE COVENANTS

       23.1 During the term of this Agreement, and thereafter for so long as there are any Belgium Obligations and/or France Obligations, as the case may be, outstanding, Borrowers covenant that, unless otherwise consented to by Lender in writing, each Borrower shall:

               (a) permit representatives of Lender and any person designated by Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's business, assets, liabilities, financial condition, business prospects and results of operations; Lender, if no Default or Event of Default then exists, shall give the applicable Borrower, as the case may be, reasonable prior notice of any such inspection or audit;

               (b) promptly notify Lender in writing, with a simultaneous copy to Fleet Agent and each Fleet Lender, of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

               (c) keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles in effect for the country in which it is located applied on a consistent basis, reflecting all its financial transactions; and cause to be prepared and furnished to Lender, with a simultaneous copy to Fleet Agent and each of the Fleet Lenders, each of the following (all to be prepared in accordance with generally accepted accounting principles in effect for the country in which it is located applied on a consistent basis, unless a Borrower's certified public accountant concurs in any change therein and such change is disclosed to Lender and Fleet Agent and is consistent with generally accepted accounting principles in effect for the country in which it is located):

                      (i) not later than 90 days after the close of each fiscal year of Parent, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of each of the Borrowers and Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers, but reasonably acceptable to Lender, together with a copy of any management letter issued in connection therewith;

                      (ii) not later than 30 days after the end of each month hereafter which is not a fiscal quarter end, unaudited interim financial statements of each Borrower as of the end of such month and for the portion of each Borrower's fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of such Parent as prepared in accordance with generally accepted accounting principles in effect for the country in which it is located applied on a consistent basis, and fairly presenting the consolidating and Consolidated financial position and results of operations of Parent and each Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                      (iii) if requested at any time by Lender, within 10 days after each delivery of financial statements pursuant to clauses (i) and (ii) of this Article
                              23.1 during the first 8 months following the Closing Date and on the date of each such delivery thereafter, a management report:

                              (1) describing the operations and financial condition of the Borrowers for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials);

                              (2)    setting forth in comparative form the
                                     corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered to Lender pursuant to this Agreement; and

                              (3) discussing the reasons for any significant variations;

                      the information above shall be presented in reasonable detail and shall be certified on behalf of each Borrower by the chief financial officer or a financial vice president or "Gerant" of each Borrower, as the case may be, to the effect that such information fairly presents the results of operation and financial condition of each Borrower, as the case may be, as at the dates and for the periods indicated;

                      (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any of the Borrowers has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any of the Borrowers files with the competent companies registry, national securities exchange and/or any tax administration or any governmental authority;

                      (v) upon request by Lender, copies of any annual report to be filed pursuant to the applicable legal requirements in particular in connection with each Plan; and

                      (vi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's or Subsidiaries' properties, financial condition or results of operations.

       23.2 Concurrently with the delivery of the financial statements described in Article 23.1(c)(i), each of the Borrowers shall forward to Lender, with a simultaneous copy to the Fleet Agent, a copy of any accountants' letter or report to Borrowers' management, and of any Borrower's management report, as the case may be, that is prepared in connection with such financial statements.

       23.3 Concurrently with the delivery of the financial statements described in Articles 23.1(c)(I) and 23.1(c)(i), or more frequently if requested by Lender, each of the Borrowers shall cause to be prepared and furnished to Lender, with a simultaneous copy to the Fleet Agent and each of the Fleet Lenders, a Compliance Certificate in the form of EXHIBIT 23.3 hereto executed on behalf of each Borrower by the Chief Financial Officer or a financial vice president or "Gerant" of such Borrower.

       23.4 Within ninety (90) days after the Closing Date, each Borrower on behalf of itself shall obtain or Parent shall have caused to be obtained on behalf of each Borrower and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be subject to the prior written consent of Lender) covering at least fifty percent (50%) of the Belgium Term Loan and France Term Loan, respectively, outstanding on the Closing Date for an aggregate period of not less than three (3) years commencing on the Closing Date.

       23.5 Take all necessary measures in order to preserve and maintain the Collateral until all Obligations are satisfied.

       23.6 On the Lender's first request, take all necessary measures in order to maintain the Loan Documents in full force and effect, and sign all documents as and when necessary for this purpose and for the purpose of the enforcement of the Lender's Rights under the Loan Documents.

       23.7 PolyVision France agrees that it shall cause the pledge granted by it over the shares of Aubecq to secure Aubecq's obligations to KBC Bank N.V. under the Other KBC Loan Agreement, and if PolyVision France is financially able it will promptly execute and delivery a guaranty to such effect.

24.    NEGATIVE COVENANTS

       24.1 During the term of this Agreement, and thereafter for so long as there are any France Obligations or Belgium Obligations outstanding, each of the Borrowers, severally, covenants that, unless otherwise consented to by Lender in writing, no Borrower shall, nor shall it permit any Subsidiary (to the extent that a limitation is expressly made applicable to a Subsidiary in any particular subsection(s) of this Article 24), unless otherwise consented to by Lender in writing (or, with respect to any Subsidiary, if permitted under the Other KBC Loan Agreement), to:

               (a) merge or consolidate with any Person, or acquire all or any substantial part of the Properties of any Person, except for a transfer of the assets of any Borrower to its parent company, any merger or consolidation of any Borrower with any of their respective Subsidiaries, any merger of any such Subsidiary into a wholly-owned Subsidiary or any transfer of the assets of any Subsidiary of any Borrower to the parent of such Subsidiary; PROVIDED that Lender shall have received at least thirty (30) days' written notice of any of the foregoing and Lender shall be satisfied in its sole discretion, as evidenced by its written consent, that there would be no adverse impact on Lender's rights in respect of the Collateral or its rights and remedies generally hereunder or in respect of any collateral or its rights and remedies generally under the Other KBC Loan Agreement;

               (b) make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, except as permitted hereby;

               (c) create, incur, assume, or suffer to exist any Indebtedness, except:

                      (i) Obligations owing to Lender under this Agreement or hereafter consented to by Lender;

                      (ii) Subordinated Debt existing on the date of this Agreement or hereafter consented to by Lender;

                      (iii) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings and such Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles in effect for the country in which it is located and deemed adequate by such Borrower, as the case may be, and its independent accountants;

                      (iv) Obligations to pay Rentals permitted by Article 31.1(k);

                      (v) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                      (vi) Indebtedness in respect of interest rate swap, cap, or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contractors or similar agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

                      (vii) to the extent not mentioned above, accruals in the ordinary course of business not for Money Borrowed;

                      (viii)  guaranties of Indebtedness permitted hereunder;

                      (ix) unsecured indebtedness incurred for the purpose of paying taxes, vacation pay and Christmas bonuses to employees, in an amount not to exceed BEF 18,278,750.00 in the aggregate with respect to the Borrowers and their Subsidiaries at any time outstanding;

                      (x) non-interest bearing grants from any governmental entity shown as a liability on the balance sheet but not required to be repaid;

                      (xi)    unsecured indebtedness not included in paragraphs
                              (i) through (xii) above which does not exceed at any time the sum of USD250,000.00 in the aggregate for Borrowers and PolyVision and its other Subsidiaries;

                      (xii) loans made by any Borrower or by Alliance Europe to PolyVision or any of its U.S. Subsidiaries after the Closing Date in an aggregate outstanding amount with respect to all of the foregoing at any one time not to exceed BEF36,557,500.00, PROVIDED, THAT, prior to making any such loan Alliance Europe or the applicable Borrower establishes to the satisfaction of Lender that (i) its Board of Directors or GERANT has determined that Alliance Europe or the applicable Borrower will continue to be Solvent after making such loan and (ii) such loans do not infringe any applicable law, and conform to the Borrower's corporate interest, and PROVIDED FURTHER THAT Alliance Europe will have excess Availability of not less than BEF36,557,500.00 after giving effect to each such loan by Alliance Europe;

                      (xiii) Guarantees by PolyVision of obligations of the Borrowers and their Subsidiaries, guarantees by the Borrowers (if such guarantees do not infringe any applicable law) of obligations of Wholly-Owned Subsidiaries;

               (d) except for transactions otherwise expressly permitted hereunder, enter into, or be a party to enter into or be a party to, any transaction (including the payment of management fees) with any Affiliate or stockholder of any Borrower and except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business, as the case may be, and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to the applicable Borrower, as the case may be, than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower, as the case may be; PROVIDED, THAT Borrowers and their Subsidiaries may pay management fees to PARENT in an aggregate amount not to exceed BEF36,557,500 per annum and Subsidiaries of a Borrower may pay management fees, if appropriate, and in full compliance with all applicable laws and regulations, to their respective shareholder corporation in an aggregate amount not to exceed USD300,000.00 per annum for each such Subsidiary; provided further, that profits arising from such management fees shall be used exclusively for the repayment (to the extent then due and payable) of the Borrowers' Obligations under the Loan Documents;

               (e) create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                      (i)     Liens at any time granted in favor of Lender;

                      (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any applicable pension laws) not yet due, or being contested in the manner described in Article 20.26 hereof, but only if the existence of such Lien would not be likely to have a Material Adverse Effect;

                      (iii) Liens arising in the ordinary course of business of a Borrower by operation of law or Regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower, or materially impair the use thereof in the operation of such Borrower's business;

                      (iv) Liens incurred or deposits made in the ordinary course of business:

                              (1) in connection with worker's compensation, social security, unemployment insurance and other like laws; or

                              (2) in connection with sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                      (v) Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder;

                      (vi) Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of a Borrower or any of its Subsidiaries;

                      (vii) such other Liens as Lender may hereafter approve in writing;

               (f) make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated

                      Debt, except in accordance with the Subordination Agreement relative thereto;

               (g) declare or make any Distributions to their respective shareholders without the prior written consent of Lender, PROVIDED, THAT any Subsidiary of a Borrower may make Distributions to its Borrower shareholder in accordance with applicable law to enable such Borrower to make payments payable under this Agreement; and Alliance Graphics and Pentagon may make Distributions to Alliance Europe and Alliance Europe may make Distributions to PolyVision Belgium, and Aubecq may make Distributions to PolyVision France (i) all of the foregoing of which are used (except to the extent otherwise permitted in clause
                      (g)(ii) and/or (g)(iii) below) to make Distributions to PolyVision as necessary (A) subject to the subordination provisions contained in the Subordinated Debt, to enable PolyVision to pay the regularly-scheduled interest payments on the Subordinated Debt, (B) to pay Obligations to Lender Parties under the Fleet Credit Agreement, and/or
                      (C) to enable PolyVision to pay dividends on its outstanding preferred stock as and to the extent permitted by the Fleet Credit Agreement, or (ii) in the case of Aubecq's Distributions, to pay indebtedness of PolyVision France to Lender or (iii) in the case of distributions to PolyVision Belgium, to pay indebtedness of PolyVision Belgium;

               (h)    make Capital Expenditures;

               (i) sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person.

               (j) issue equity or debt instruments or additional shares of its share capital or reduce its share capital;

               (k)    make or have any Restricted Investment;

               (l) become a lessee under any operating lease (other than a lease under which any Borrower or PolyVision or any of its other Subsidiaries, as the case may be, is lessor) of Property, including, without limitation, real estate operating leases;

               (m) fail to charge an appropriate market rate of interest on loans to Affiliates;

               (n) permit its respective Subsidiary's(ies) share capital to be reduced by redemption of rights or otherwise, and neither Borrower shall fail to cause all new shares issued by any such Subsidiary to be pledged in favor of Lender in form and substance satisfactory to the Lender;

               (o) purchase shares or interests in other companies or entities or engage in activities other than holding the shares, respectively, in Alliance Europe (PolyVision Belgium) and Aubecq (PolyVision France) without Lender's prior written consent;

               (p) amend, supplement or terminate the management agreement referred in Article 26 hereof without the prior written consent of Lender;

               (q) notwithstanding any provision to the contrary contained in this Article 24, incur any liabilities to any third party (other than related to the Obligations owing under this Agreement or the Other KBC Loan Agreement or to Affiliates (as and to the extent permitted hereunder) or taxes or customary amounts required for maintenance of business existence) even if otherwise permitted hereunder or acquire assets after the date hereof having an aggregate value in excess of USD250,000.00 even if otherwise permitted hereunder, in each case unless Lender shall have received fifteen Business Days prior notice thereof in order to enable Lender to confirm or obtain security from the applicable Borrower of a type or types and perfected in a manner and upon terms and conditions satisfactory to Lender in its sole discretion;

               (r)    amend its by-laws or articles of association ("statuts");

               (s)    change or modify its corporate purpose; or

               (t) allow or permit its Subsidiaries to engage in activities which could have a Material Adverse Effect on the Borrowers or which could reasonably be expected to adversely affect the Collateral or could adversely affect the rights of Lender under the Loan Documents.

               (u) establish or maintain any Bank accounts at any financial institution other than Lender.

25.    SPECIFIC FINANCIAL COVENANTS

       25.1 During the term of this Agreement, and thereafter for so long as there are outstanding any Belgium Obligations or France Obligations to Lender, Borrowers covenant that they will be in full compliance with each of the financial covenants set forth on
               EXHIBIT 25.1 hereto.

       25.2 If the generally accepted accounting principles in effect for the country in which any Borrower is located change from the basis used in preparing the audited financial statements delivered to Lender by Borrowers on or before the Closing Date, Borrowers will provide Lender with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Lender, calculations setting forth the adjustments necessary to demonstrate how Borrowers are in compliance with such financial covenants based upon the generally accepted accounting principles in effect for the country in which they are located as in effect on the Closing Date.

PART X - CONDITIONS PRECEDENT

26.    CONDITIONS PRECEDENT

       26.1 Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

               (a) Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel;

               (b)    no Default or Event of Default shall exist;

               (c) each of the conditions precedent set forth in the Loan Documents shall have been satisfied;

               (d) no action, proceeding, investigation, regulation or legislation be pending or threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby;

               (e) the Acquisition shall have been consummated substantially in accordance with the terms of the Purchase Documents;

               (f) the due execution and the entry into full force and effect of the Fleet Credit Agreement, the Other KBC Loan Agreement and of the Senior Subordinated

                      Loan Agreement (as defined in the Fleet Credit Agreement) and all related documents and agreements;

               (g) the issuance by Fleet of the Belgium Standby Letter of Credit and of the France Standby Letter of Credit;

               (h) confirmation that the security interests, mortgages, liens and pledges in respect of the Other KBC Loan Agreement are in full force and effect and secure all obligations thereunder after giving effect to the execution and delivery of such Other KBC Loan Agreement;

               (i) the due execution of all documents needed to create or maintain the security interests pursuant to Article 19 and submission to Lender of satisfactory evidence of the due perfection of the security interests referred to in
                      Article 19, creating or maintaining the security interests referred to in Article 19;

               (j) submission to Lender, if required by Lender, of satisfactory evidence that customary business interruption insurance has been taken out by each of the Borrower's Subsidiaries; and

               (k) the issuance by Derks, Star Busmann, Hanotiau in Belgium and ASA-Avocats Associes in France of legal opinions in form and substance satisfactory to Lender, and to the extent requested by Fleet, Fleet shall be entitled to rely thereupon (to the extent, in respect of the opinion of Derks, Star, Busmann and Hanotiau, specified in the letter of said firm dated November 20, 1998).

PART XI - EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

27.    EVENTS OF DEFAULT

       27.1    In accordance with, and without prejudice to the provisions of
               Article 13 of the Credit Regulations, the occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT":

               (a) any of the Borrowers shall fail to pay (i) any installment of principal owing on the Term Credit Facility on the due date of such installment, or (ii) any interest or premium, if any, due on any Loan under the Term Credit Facility and such failure shall continue for a period of 5 days;

               (b) any of the Borrowers shall fail to pay any of their Obligations not covered by Article 27.1(a) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for a period of 5 days;

               (c) any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto or any representation, warranty or other statement made or furnished in the Other KBC Loan Agreement in relation to the Borrowers' Subsidiaries proves to have been false or misleading in any material respect when made or furnished or when reaffirmed;

               (d) any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Articles 23.1(a), 23.1(c)(i), (ii), (iii) or (vi), 23.5, 23.6, 24 or 25
                      hereof on the date that such covenant is required to be performed, kept or observed or contained in 23.1(c)(iv) and (v) within 10 days following the date that such covenant is required to be performed, kept or observed;

               (e) any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Article 27.1 hereof) and the breach of such other covenant is not cured within 30 days after the sooner to occur of Borrowers' receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of any Borrower;

               (f) any event of default shall occur under, or any Borrower shall default (after applicable notice or grace periods, if any) in the performance or observance of any material term, covenant, undertaking, obligation, condition or agreement contained in, or any representation, warranty or other statement by any Borrower or any Subsidiary is or becomes false or misleading in any material respect which is contained in, any of the Security Documents, the Other Agreements or the Purchase Documents or the Fleet Credit Agreement or the Other KBC Loan Agreement and such default shall continue beyond any applicable grace period;

               (g) there shall occur any default or event of default on the part of any Borrower or PolyVision, or any of its Subsidiaries under any agreement, document or instrument to which such Borrower or PolyVision, or any of its Subsidiaries, as the case may be, is a party or by which such Borrower or PolyVision, or any of its Subsidiaries or any of their respective Property is bound, creating or relating to any Indebtedness for an aggregate principal amount in excess of USD500,000.00 (other than the Obligations), if the payment or maturity of such Indebtedness is accelerated or is permitted to be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or the holder of any such Indebtedness is permitted to cause such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

               (h) any material loss, theft, damage or destruction of any portion of the Collateral covered by this Agreement or the Other KBC Loan Agreement or the Fleet Credit Agreement having a fair market value of USD500,000.00, in the aggregate for Borrowers and Parent and its other Subsidiaries, if not fully covered (subject to ordinary deductibles) by insurance;

               (i) any Borrower and/or its Subsidiaries shall cease to be Solvent or shall suffer the appointment of a receiver, trustee or administrator in bankruptcy, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower under the applicable bankruptcy laws (if against any Borrower, the continuation of such proceeding for more than 60 days), or any Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally;

               (j) there shall occur a cessation of a substantial part of the business of any Borrower and/or its Subsidiary for a period which significantly affects such Borrower's or Subsidiary's capacity, as the case may be, to continue its business, on a profitable basis for a period in excess of 30 consecutive days; or any Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by such Borrower which is necessary to the continued or lawful operation of any material portion of its business; or any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs for a period in excess of 30 consecutive days; or any material lease or agreement pursuant to which such Borrower leases, uses or occupies any Property shall be canceled or terminated (other than by reason of casualty) prior to the expiration of its stated term, and adequate or comparable alternate premises are not secured within 30 days; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation, unless replacement Collateral of comparable value is obtained within 30 days after the taking of the condemned Collateral;

               (k)    a Change of Control;

               (l) any of the Borrowers, or any Subsidiary or Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

               (m) any money judgments, writ of attachment or similar processes are issued or rendered against any Borrower, or any of their respective Property in an amount of BEF3,655,750.00 or more for any single judgment, attachment or process or BEF9,139,375.00 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance (subject to ordinary deductibles) with respect to which the insurer has admitted liability (or defended subject to normal reservation of rights) and which judgment, attachment or process is not stayed, released or discharged within 30 days; or

               (n) any Loan Document or the Other KBC Loan Agreement and related documents cease to be in full force and effect, or is not enforceable at any time or from time to time under any applicable law.

28.    ACCELERATION OF THE OBLIGATIONS

       28.1 Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Article 12 hereof, upon or at any time after the occurrence and during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender the full amount of such Obligations, PROVIDED, THAT upon the occurrence of an Event of Default specified in Article 27.1(i) hereof, all of the Obligations for which such Borrower is liable hereunder or under the Security Documents or under the Other Agreements shall become automatically due and payable without declaration, notice or demand by Lender, including any "mise en demeure."

29.    OTHER REMEDIES

       29.1 Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time all of the rights and remedies of a secured party under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

30.    REMEDIES CUMULATIVE; NO WAIVER

       30.1 All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of any Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and any of the Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of any of the Borrowers herein contained.

       30.2 The failure or delay of Lender to require strict performance by any of the Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers, to Lender shall have been fully satisfied.

       30.3 None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to the Borrowers.

PART XII - MISCELLANEOUS

31.    INDEMNITY

       31.1 Borrowers agree to indemnify Lender and (in particular as a result of the subrogation of Fleet Agent and each Fleet Lender in or to Lender's rights of the transfer of such rights herein and under the Loan Documents), Fleet Agent and each Fleet Lender and to hold Lender, Fleet Agent and each Fleet Lender harmless from and against any liability, loss, damage, suit, action or proceeding which may be suffered or incurred by Lender or any Fleet Lender (including reasonable attorneys fees and legal expenses) as the result of the Borrowers' failure to observe, perform or discharge the Borrowers' duties hereunder.

       31.2 In addition, Borrowers shall defend Lender, Fleet Agent and each Fleet Lender against and save them harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of Lender or Fleet Agent or a Fleet Lender, as applicable, as determined by a judgment of a court of competent jurisdiction after final appeal or expiration of time for appeal).

32.    ASSIGNMENT

       32.1 Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, the Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder.

33.    SEVERABILITY

       33.1 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

34.    SUCCESSORS AND ASSIGNS

       34.1 This Agreement, the Other Agreements and the Security Documents shall be binding upon the successors and assigns of Borrowers and Lender and shall inure to the benefit of Lender and its successors and assigns.

35.    CUMULATIVE EFFECT; CONFLICT OF TERMS

       35.1 The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement.

       35.2 Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

       35.3 The Term Credit Facility will be governed by the terms and conditions and by the special provisions set out in the Credit Regulations, which form an integral part of this Agreement, save to the extent that they are modified or amended, whether expressly or by implication, by the other provisions of this Agreement. In the Credit Regulations the term "credit" refers, to the Term Credit Facility, unless the context requires otherwise.

36.    EXECUTION IN COUNTERPARTS

       36.1 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

37.    NOTICES

       37.1 Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three Business Days after deposit in the mail, postage prepaid, or two days after delivery to an overnight courier properly addressed or, in the case of facsimile notice, when sent, addressed as follows:

               If to Lender:         KBC Bank NV
                                     Onderwijslaan 72
                                     3600 Genk
                                     Attention: Wim Leemen, Branch Manager
                                     Facsimile No.: 32-89-84-46-75

               With a copy to:       KBC Bank N.V.
                                     125 West 55th Street
                                     New York, New York 10019
                                     United States
                                     Attention: Robert Surdam
                                     Facsimile No.: (212) 541-0793

               and to:               Fleet National Bank
                                     One Federal Street, 31st Floor
                                     Boston, Massachusetts 02211
                                     Attention: Howard Diamond
                                     Facsimile No.: (617) 346-5093

               With a copy to:       Winston & Strawn
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attention:  Susan Berkwitt-Malefakis
                                     Facsimile No.:  (212) 294-4700

                                     Oppenheimer Wolff & Donnelly LLP
                                     Avenue Louise 240
                                     1050 Brussels Belgium
                                     Attention:  Didier de Vliegher
                                     Facsimile No.:  011-32-2-626-05-10

                                     Lovell White &
                                     Durrant, 37 Avenue
                                     Pierre 1er de Serbie,
                                     75008 Paris, France
                                     Attention:  Richard Jadot
                                     Facsimile No.:  011-331 47 23 9612

               If to Borrowers:      c/o Alliance Europe
                                     GZ-Zone 6B, Zuiderring 56, 3600 Genk
                                     Attention: G. Thys
                                     Facsimile No.: 32-89-32-31-31

                                     PolyVision France Eurl
                                     Crespin (Nord)
                                     Rue des Deportes
                                     R.C.S. Valenciennes, France

               With a copy to:       Greenberg Traurig
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attention: Richard M. Zaroff
                                     Facsimile No.: (212) 801-6400

                                     Derks, Star Busmann, Hanotiau
                                     Avenue Louise 200 Louizalaan
                                     B-1050 Brussels
                                     Belgium
                                     Attention: Bruno Duquesne
                                     Facsimile No.:  011-322-626-22-54

                                                    and

                                     ASA-Avocats Associes
                                     44, Rue Francois ler
                                     75008 Paris
                                     France
                                     Attention: Thierry Gontard
                                     Facsimile No.: : 011-33-1-4070-1832

               or to such other address as each party may designate for itself by notice given in accordance with this Article 37; PROVIDED, HOWEVER, THAT any notice, request or demand to or upon Lender pursuant to Article 11 or 18.2 hereof shall not be effective until received by Lender.

38.    CREDIT INQUIRIES

       38.1 Borrowers hereby authorize and permit Lenders and the Fleet Agent to respond to usual and customary credit inquiries from third parties (other than persons engaged in similar or comparable businesses to those of Borrowers) concerning Borrowers.

39.    TIME OF ESSENCE

       39.1 Time is of the essence in respect of this Agreement, the Other Agreements and the Security Documents.

40.    ENTIRE AGREEMENT

       40.1 This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. There are no unwritten oral agreements between the parties. Any amendment or waiver of any provision hereof must be in writing signed by all parties to be charged therewith, subject to the terms of the Letter of Credit Agreement.

41.    INTERPRETATION

       41.1 No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

42.    CONFIDENTIALITY

       42.1 Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Article 42; PROVIDED, THAT Lender may disclose any such non-public information available to the Fleet Agent and the Fleet Lenders.

43.    GOVERNING LAW; CONSENT TO FORUM

       43.1 This agreement has been negotiated, executed and delivered in and is made in Brussels, Belgium.

       43.2 In accordance with Article 40 of the Credit Regulations, this Agreement is governed by, and shall be construed in accordance with, the laws of Belgium, without reference to its conflict of law rules.

       43.3 For the benefit of Lender, all the parties agree that the courts of Brussels (Belgium) and of Tongeren (Belgium) are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, and for such purpose all the parties submit to the jurisdiction of such courts.

       43.4 Each of the Borrowers expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each of the Borrowers hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

IN WITNESS WHEREOF, this Agreement has been duly executed in Brussels, Belgium, on the day and year specified at the beginning of this Agreement.


WITNESS:                                POLYVISION BELGIUM NV


/s/ Stewart Wahsager                   By /s/ Bragi F. Schut
------------------------------            ----------------------------
                                        Its  Director
                                          ----------------------------

/s/ Dana P. Sidur
------------------------------
                                        POLYVISION FRANCE EURL


/s/ Dawn Surace                        By  /s/ Bragi F. Schut
------------------------------            ----------------------------
                                        Its Director
                                          ----------------------------


                                        KBC BANK N.V.

                                        By /s/ Wim Leeman
                                          ----------------------------
                                        Its Branch Manager
                                          ----------------------------

                                      APPENDIX A

GENERAL DEFINITIONS

When used in the Credit Facility Agreement dated as of 20 November 1998, by and among (1) POLYVISION BELGIUM NV, (2) POLYVISION FRANCE EURL and (3) KBC BANK N.V., as Lender, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

ACQUISITION - the acquisition by PolyVision of all of the issued and outstanding stock of Alliance International Group, Inc., a Georgia corporation, and the acquisition by PolyVision Belgium of all (other than directors' qualifying shares) of the issued and outstanding stock of Alliance Europe and the acquisition by PolyVision France of 9,620 shares in Aubecq's share capital, pursuant to the Purchase Documents, including, without limitation, through "ORDRES DE MOUVEMENT" as far as French law is concerned relating to Aubecq's shares.

BIBOR Period Request- a request for an advance made in accordance with the provisions of Article 11 of the Agreement.

AFFILIATE - a Person (other than a Subsidiary):

(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person;

(b) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or

(c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

Without limiting the foregoing, Borrowers, PolyVision and each of PolyVision's other Subsidiaries shall all be deemed to be Affiliates of each other.

AGREEMENT - the Credit Facility Agreement referred to in the first sentence of this APPENDIX A, including all Appendices and Exhibits thereto.

AIG - Alliance International Group, Inc., a Delaware corporation, and the sole stockholder of Alliance Europe prior to the consummation of the Acquisition, and Alliance International Group, Inc. is intended to merge with and into PolyVision on the Closing Date.

ALLIANCE EUROPE - Alliance Europe NV, a Belgium limited liability company.


                                     Appendix A-1

ALLIANCE GRAPHICS - Alliance Graphics NV, a Belgium limited liability company.

APPLICABLE MARGIN - the percentages set forth below with respect to the BIBOR Term Portions determined pursuant to the last paragraph of this definition by reference to the Consolidated Debt to EBITDA Ratio at such time, as set forth below:

                      APPLICABLE MARGIN FOR BIBOR TERM PORTIONS


                                                  Applicable Margin for
       Consolidated Debt to EBITDA Ratio           BIBOR Term Portions
       ---------------------------------           -------------------
       Equal to or greater than 5.0 to 1.0                  3%
       Equal to or greater than 4.5 to 1.0 but
       less than 5.0 to 1.0                                2.75%
       Equal to or greater than 4.0 to 1.0 but
       less than 4.5 to 1.0                                2.50%
       Less than 4.0 to 1.0                                2.25%

       The Applicable Margin for each BIBOR Term Portion shall be determined by reference to the Consolidated Debt to EBITDA Ratio which shall be determined five (5) Business Days after the date on which Lender receives financial statements pursuant to Article 23.1(c)(i) or (ii) and a certificate of the chief financial officer or any financial vice president of PolyVision and the Borrowers demonstrating the Consolidated Debt to EBITDA Ratio. If the Borrowers have not submitted to Lender the information described above as and when required under Article 23.1(c)(i) or (ii), as the case may be, the Applicable Margin shall be as determined by Lender in its reasonable discretion (upon consultation and agreement with the Fleet Agent and taking into account, among other things, the Consolidated Debt to EBITDA Ratio theretofore in effect) for so long as such information has not been received by Lender. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of determination described in the two preceding sentences.
In the event that the financial statements received pursuant to Article 23.1(c)(i) indicate that the Applicable Margin determined on the basis of financial statements theretofore received pursuant to Article 23.1(c)(i) is lower than the Applicable Margin that would have been determined on the basis of the Article 23.1(c)(i) financial statements, the Applicable Margin shall be adjusted retroactively for the relevant period.

ASSET DISPOSITION - the disposition of any or all of the fixed assets of any Borrower whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise; PROVIDED, HOWEVER, that for purposes of Article 13.1, the term "Asset Disposition" shall not include any sale, lease, transfer or other disposition of Inventory in the ordinary course of business.

AUBECQ - Emailleries de Blanc Misseron, A. Aubecq SA., a french limited liability company.


                                     Appendix A-2

BANK HEDGE AGREEMENT means any interest rate Hedge Agreement required or permitted under Article 23.4 that is entered into by and between any Borrower (or Parent on behalf of any Borrower) and any of Lender, Fleet Agent or any Fleet Lender or any affiliate thereof.

BELGIUM OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, reimbursement obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising.

BELGIUM TERM CREDIT FACILITY - as defined in Article 2.1.

BELGIUM TERM LOAN - as defined in Article 2.1.

BIBOR INTEREST PAYMENT DATE - with respect to any BIBOR Term Portion, the last day of the applicable BIBOR Period.

BIBOR PERIOD - any period of one (1), two (2), three (3) or six (6) months commencing on a Business Day, selected as provided in Article 11; PROVIDED, however that no BIBOR Period shall extend beyond the final scheduled principal installment due hereunder, unless Borrowers and Lender have agreed to an extension of the final maturity date beyond the expiration of the BIBOR Period in question and that, with respect to any BIBOR Term Portion, no applicable BIBOR Period shall extend beyond the scheduled installment payment date for such BIBOR Term Portion. If any BIBOR Period so selected shall end on a date that is not a Business Day, such BIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Lender in accordance with the then current lender practice in Brussels; PROVIDED, THAT Borrowers shall not be required to pay double interest, even though the preceding BIBOR Period ends and the new BIBOR Period begins on the same day. Each determination by Lender of the BIBOR Period shall, in the absence of manifest error, be conclusive.

BIBOR RATE - with respect to any BIBOR Period, (i) the rate for Belgian Francs for the relevant term appearing on page 3288 of the Telerate screen (or such other page which may replace such page from time to time on the Telerate screen) at or about 11 a.m. Brussels time on the relevant Interest Determination Date; or (ii) if the relevant page is not displayed on the Telerate screen or the Telerate screen is not operating at the relevant time or if no such offered rate appears on the Telerate screen, the rate for Belgian Francs for the relevant term which appears on page "BELO" of the Reuters screen (or such other pages which may replace such page from time to time on the Reuters screen) at or about 11 a.m. Brussels time on the relevant Interest Determination Date; or (iii) if the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if such offered rate does not appear on the Reuters screen, the rate determined by Lender to be that at which loans in Belgian Francs and in an amount comparable with the amount in relation to which


                                     Appendix A-3

BIBOR is to be determined and for a period equal to the relevant period were being offered to Lender in the Brussels Interbank Market at or about 11 a.m. (Brussels time) on the relevant Interest Determination Date; PROVIDED, that if such loans are not offered, then BIBOR shall be determined by Lender in its reasonable discretion.

BIBOR TERM PORTION - each portion of the Term Loans outstanding to a Borrower with respect to which a BIBOR Period has commenced and has not terminated; PROVIDED, that each BIBOR Term Portion shall be in an amount not less than BEF5,000,000.00, subject to the repayment schedule set forth in EXHIBIT A.

BUSINESS DAY - shall mean any day which is not a legal holiday under the laws of Belgium or is a day on which banking institutions located in Brussels are open.

CAPITAL EXPENDITURES - shall mean, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person; PROVIDED, that Capital Expenditures shall not include capital expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement in similar fixed assets, which investment is made or committed to be made under contract with an unaffiliated third party to be made before or within one hundred eighty days after receipt of such Net Cash Proceeds (or three hundred sixty (360) days after receipt of such Net Cash Proceeds in respect of real estate or improvements thereon subject to a casualty loss or condemnation).

CAPITALIZED LEASE OBLIGATIONS - any indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles in effect in the country in which the relevant party is located, applied on a consistent basis.

CHANGE OF CONTROL shall mean any of the following events: (a) Alpine shall at any time cease to own and control (directly or through any Wholly-Owned Subsidiary) at least 30% of the outstanding capital stock or voting power of PolyVision; or (b) PolyVision (directly or through any wholly-owned Subsidiary) shall at any time cease to own directly or indirectly one hundred (100%) percent of the outstanding capital stock or voting power of any of its Subsidiaries (other than the directors' qualifying shares); or (c) with respect to Alpine, a change of control of Alpine or PolyVision that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall occur; PROVIDED that, without limitation, such a Change of Control shall be deemed to occur if: (i) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), (except for (with respect to the Borrowers) Alpine, Steven Elbaum or any employee benefit plan of Alpine or any Borrower or any Subsidiary or related corporation, or any entity holding voting securities of Alpine or either Borrower for or pursuant to the terms of any such plan), shall become


                                     Appendix A-4
the beneficial owner, directly or indirectly, of securities of Alpine representing 30% or more of the combined voting power of Alpine's then outstanding securities or of securities of PolyVision representing 30% or more (excluding in respect of ownership of PolyVision Alpine in this clause and the following clause (ii)) of the combined voting power of PolyVision's then outstanding securities; (ii) there shall occur a contested proxy solicitation of Alpine's or PolyVision's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of Alpine's or PolyVision's then outstanding securities;
(iii) there shall occur: (A) a sale, lease, exchange, transfer or other disposition in one or a series of related transactions of all or substantially all of the assets of Alpine or PolyVision to another Person or entity or group (as such term is defined in Section 13(d)(3) of the Securities Act as amended),
(B) a merger or consolidation in which Alpine is a constituent unless the surviving entity is controlled directly or indirectly by the same Persons (as defined in this Agreement) that controlled Alpine immediately prior to such merger or consolidation or (C) the adoption of a plan of liquidation or dissolution of Alpine other than pursuant to bankruptcy or insolvency laws; or
(iv) during any period of twelve (12) calendar months, individuals who at the beginning of such period constituted the Board of Directors of Alpine or PolyVision shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Alpine's shareholders or by PolyVision's shareholders, as applicable, of each new director shall be approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period provided, however, that no Change of Control shall be deemed to have occurred under clause (iii) (A),
(B) or (C) or clause (iv) in respect, in each such case, of Alpine if so excluded from the definition of "Change of Control" under the Fleet Credit Agreement, or (d) either Borrower shall at any time cease to own directly all of the shares issued by its respective Subsidiaries (except director's qualifying shares). For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

CLOSING DATE - the date of this Agreement in October 1998.

COLLATERAL - all of the Shares and interests in Shares described in Article 19 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

CONSOLIDATED - the consolidation in accordance with that which is required to be consolidated for financial reporting purposes in accordance with generally accepted accounting principles in effect in the country in which the relevant party is located of the accounts or other items as to which such term applies.

CONSOLIDATED DEBT TO EBITDA RATIO - as defined in Exhibit 25.1.


                                     Appendix A-5

CREDIT REGULATIONS - the Credit Regulations attached to the Agreement as APPENDIX B, with such amendments as Lender shall enact in the ordinary course of business (provided that any such amendment shall not apply to the Agreement unless approved by the Fleet Agent).

CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with generally accepted accounting principles in effect in the country in which the relevant party is located.

DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

DEFAULT RATE - as defined in Article 5 of the Agreement.

DISTRIBUTION - in respect of any company means and includes:

(a) the payment of any dividends or other distributions on share capital of the company (except distributions in such stock); and

(b) the redemption or acquisition of securities of such company unless made contemporaneously from the net proceeds of the sale of securities.

DOLLAR EQUIVALENT - with respect to any monetary amount in any currency other than US Dollars, at any time, the amount of US Dollars obtained by converting such currency into US Dollars at the spot rate for such transaction as quoted by Lender at such time.

EBITDA - as defined in EXHIBIT 25.1.

ENVIRONMENTAL LAWS - all national, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in any Borrower's operations or owned by any Borrower or in which a Borrower has an interest, whether now owned or hereafter acquired by such Borrower and wherever located, and all parts, accessories and tools and all increases and accessions thereto and substitutions and replacements therefor.

EVENT OF DEFAULT - as defined in Article 27 of the Agreement.

EXCESS CASH FLOW - an amount determined to be Excess Cash Flow as defined in and pursuant to the Fleet Credit Agreement, as such amount is set forth in writing delivered by the Fleet Agent to Lender.


                                     Appendix A-6

EXTRAORDINARY RECEIPT - any cash received by or paid to or for the account of any Person not in the ordinary course of business (other than by sale, lease or transfer), including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as (i) such application is made within one hundred eighty (180) days (or three hundred sixty (360) days, with respect to real estate or improvements on real estate), after such Person's receipt of such proceeds, awards or payments and (ii) such proceeds, awards or payments are received by such Person within fifteen (15) months after the occurrence of such damage or loss; or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

FISCAL YEAR - a fiscal year of PolyVision and its Consolidated Subsidiaries ending on April 30 in any calendar year, except for PolyVision Belgium the fiscal year of which ends on December 31.

FLEET - as defined in the Recitals to the Agreement.

FLEET AGENT - as defined in the Recitals to the Agreement.

FLEET CREDIT AGREEMENT - as defined in the Recitals to the Agreement.

FLEET LENDERS - as defined in the Recitals to the Agreement.

FRANCE OBLIGATIONS - the France Term Loan and all other advances, debts, liabilities, obligations, reimbursement obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from PolyVision France to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising.

FRANCE TERM CREDIT FACILITY - as defined in Article 3.1.

FRANCE TERM LOAN - as defined in Article 3.1.


                                     Appendix A-7

FRAUDULENT CONVEYANCE - a fraudulent conveyance or transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, province, nation or other governmental unit, as in effect from time to time.

GENERAL INTANGIBLES - all personal property of any Borrower (including things in action) other than goods, accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by any Borrower.


GUARANTORS - PolyVision, Posterloid and Greensteel and any other Person who may on the date of the Agreement or hereafter guarantee payment or performance of the whole or any part of the Obligations under this Agreement.

GUARANTY AGREEMENTS - the Continuing Guaranty Agreements which are to be executed by each Guarantor in form and substance satisfactory to Lender.

HEDGE AGREEMENTS - means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

INDEBTEDNESS - as applied to a Person means, without duplication:

(a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

(b) all obligations of other Persons which such Person has guaranteed or for which such Person is liable;

(c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of any Person;

(d) in the case of PolyVision Belgium (without duplication), the Belgium Obligations; and

(e) in the case of PolyVision France (without duplication), the France Obligations.

INTERCOMPANY SUBORDINATION AGREEMENT - that certain Subordination Agreement dated the Closing Date in favor of Lender and Administrative Agent executed by PolyVision and certain of its Subsidiaries pursuant to which the repayment of certain intercompany obligations is made subject and subordinate on the terms set forth therein to the repayment of obligations owing to Lender under this Agreement and the Other KBC Loan Agreement and owing to the Fleet Lenders and Fleet Agent


                                     Appendix A-8
under the Fleet Credit Agreement, as it may from time to time be amended with the consent of the Administrative Agent.

INTEREST COVERAGE RATIO - as defined in EXHIBIT 25.1.

INTEREST DETERMINATION DATE - with respect to any BIBOR Period for which BIBOR is to be determined, the second Business Day prior to the first day of such period.

INVENTORY - all of any Borrower's (if any) and its Subsidiaries' inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by a Borrower or its Subsidiaries, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in a Borrower's or its Subsidiaries' business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Borrower or its Subsidiaries.

INVESTMENT PROPERTY - all of any Borrower's investment property, whether now owned or hereafter acquired, including, but not limited to, all securities (certificated or uncertificated), securities accounts, securities entitlement, commodity accounts and commodity contracts.

ISSUER - Fleet National Bank, a national banking association organized under the laws of the United States of America.

KBC - KBC Bank N.V.

LEGAL REQUIREMENT - any requirement imposed upon Lender by any law, regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of any board, central bank or governmental or administrative agency, institution or authority or any political subdivision of either thereof.

LETTER OF CREDIT AGREEMENT - the Letter of Credit Agreement dated the date of the Agreement between Lender and Fleet, providing, among other things, for the allocation of various administrative and monitoring responsibilities relating to the Agreement between Lender and Fleet.

LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.


                                     Appendix A-9

LOAN ACCOUNT - the loan account established for each Borrower on the books of Lender.

LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

LOANS - all loans and advances of any kind made by Lender pursuant to this Agreement.

MATERIAL ADVERSE EFFECT -

(a) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of any Borrower;

(b) a material adverse effect on the rights and remedies of Lender under the Loan Documents; or

(c) the material impairment of the ability of any Borrower to perform its obligations hereunder or under any Loan Document including, regarding PolyVision France or Aubecq, the incapacity to meet its current liabilities with its available assets.

MONEY BORROWED - means:

(a) Indebtedness arising from the lending of money by any Person to a Borrower;

(b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to a Borrower:

       (i) which is represented by notes payable or drafts accepted that evidence extensions of credit;

       (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments; or

       (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;

(c)    Indebtedness that constitutes a Capitalized Lease Obligation;

(d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit or guarantees generally; and

(e) Indebtedness of a Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof, if owed directly by a Borrower.


                                    Appendix A-10

NET CASH PROCEEDS - with respect to any sale, lease, transfer or other disposition of any asset by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal and accounting fees, finder's fees, printing costs and other similar out-of-pocket costs, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any indebtedness secured by a Lien on such asset that, by the terms of such transaction or the terms of such indebtedness, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or due and payable or set aside for payment (because due and payable) within ten
(10) Business Days after receipt by the applicable Borrower or PolyVision or other Subsidiary of PolyVision to a Person that is not an Affiliate of such Borrower or PolyVision or other Subsidiary of PolyVision and are properly attributable to such transaction or to the asset that is the subject thereof.

OBLIGATIONS - the Belgium Obligations and France Obligations together.

OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by a Borrower, or any other third party (other than legal counsel or accountants), and delivered to Lender in respect of the transactions contemplated by the Agreement.

OTHER KBC LOAN AGREEMENT - means the Credit Facility Agreement dated the Closing Date by and among Alliance Europe, Alliance Graphics, Aubecq and Pentagon and KBC, as it may be amended, supplemented, restated or otherwise modified from time to time.

PARENT - PolyVision.

PENTAGON - Alliance Pentagon A/S, a Danish limited liability company.

PERMITTED LIENS - any Lien permitted by Article 24.1(e) of the Agreement.

PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

PLAN - an employee benefit plan now or hereafter maintained for employees of any Borrower or Pentagon under the relevant provisions of the laws and regulations applicable to such Borrower or Pentagon.

POLYVISION - as defined in the Recitals to the Agreement.


                                    Appendix A-11

POLYVISION BELGIUM - as defined in the Recitals to the Agreement.

POLYVISION FRANCE -  as defined in the Recitals to the Agreement.

PROJECTIONS - Borrowers' forecasted Consolidated and consolidating:

(a)    balance sheets;

(b)    profit and loss statements;

(c)    cash flow statement; and

(d)    capitalization statements;

all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible including shares in registered capital of companies.

PURCHASE DOCUMENTS - the Stock Purchase Agreement dated as of September 1, 1998 (as amended prior to the date of this Agreement) by and between PolyVision Corporation, PolyVision Belgium and PolyVision France, AIG and the stockholders of AIG and AIG Holdings, Inc., pursuant to which the Acquisition shall have been consummated.

RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or security, or by loan, advance or capital contributions, or otherwise, or in any Property except the following:

(a) investments, to the extent existing on the Closing Date, by that Borrower or any Subsidiary;

(b)    Property to be used in the ordinary course of business;

(c) Current Assets arising from the sale (to the extent expressly permitted hereunder) of goods and services in the ordinary course of business of any Borrower;

(d) investments in direct obligations of any of the jurisdictions in which any Borrower's registered office is located, or any agency thereof or obligations guaranteed by any such jurisdictions, or any agency thereof, PROVIDED, THAT such obligations mature within one year from the date of acquisition thereof;

(e) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of any of the jurisdictions in


                                    Appendix A-12
       which any Borrower registered office is located, or any agency thereof having capital surplus and undivided profits aggregating at least the Dollar Equivalent of $100,000,000;

(f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 360 days from the date of creation thereof; and

(g)    investments permitted under the Agreement.

SECURITY DOCUMENTS - all instruments, agreements and documents now or at any time hereafter securing the whole or any part of the Obligations, including without limitation all of the security documents described in Article 19 of the Agreement.

SENIOR SUBORDINATED LOAN AGREEMENT - as defined in the Fleet Credit Agreement.

SENIOR SUBORDINATED NOTE - has the meaning provided in the Fleet Credit
Agreement.

SOLVENT - as to any Person, such Person:

(a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts);

(b)    is able to pay all of its Indebtedness as such Indebtedness matures; and

(c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

STATUTORY RESERVES - a fraction (expressed as a decimal) the numerator of which is the number one, and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by any banking authority to which Lender is subject for Eurocurrency Liabilities. BIBOR Term Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

SUBORDINATED DEBT - Indebtedness evidenced by the Senior Subordinated Note owing by PolyVision in an aggregate principal amount of USD25,000,000 and any guaranties thereof, as in effect on the Closing Date or as amended or refinanced as permitted under the Fleet Credit Agreement, and any other indebtedness of a Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.


                                    Appendix A-13

SUBSIDIARY - any company of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination. Unless otherwise stated, references in the Agreement to Subsidiaries refer to Subsidiaries of the respective Borrowers.

TERM CREDIT FACILITY - collectively the Belgium Term Credit Facility and the France Term Credit Facility.

TERM LOANS - the Loans described in Articles 2 and 3.

TERM LOAN COMMITMENT - the amount of Lender's commitment pursuant to Articles 2 and 3 of the Agreement.

VOTING STOCK - securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions such as a "GERANT").

WHOLLY-OWNED SUBSIDIARIES - of any Person, means a Subsidiary of such Person all of the outstanding Voting Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of that Person or a combination thereof.


                                    Appendix A-14

                                      APPENDIX D

                                        to the

                Credit Facility Agreement dated as of 20 November 1998
                                    by and among
                             (1) POLYVISION BELGIUM NV,
                          (2) POLYVISION FRANCE EURL, and
                      (3) KBC BANK N.V., as Lender (the "AGREEMENT")

1. All capitalized terms used but not defined in this Appendix shall have the meanings given to those terms in the Agreement.

2. In addition to the terms and conditions set out in the Agreement, Lender and Borrowers agree as follows:

       2.1.    INCREASED COSTS

               2.1.1. Subject to paragraph (b) below, where Lender determines that, as a result of the introduction or variation of any law or any change in the interpretation or application of any law, or compliance with any request (whether or not having the force of law but, if not having the force of law, being of a type with which Lender is accustomed to comply and including any request or requirement which affect the manner in which Lender is required to or does maintain capital resources in relation to its obligations under this Agreement) from any central bank or other fiscal, monetary or other authority or agency, the cost to Lender of maintaining or funding the Loans is increased or the amount of any sum received or receivable by it in respect of this Agreement or the effective return to it under this Agreement is reduced or it is obligated to make any payment (except in respect of tax on its overall net income) or foregoes any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by it from Borrowers under this Agreement, then:

                      (a) Lender shall notify Borrowers of the event promptly upon becoming aware of it and deliver to Borrowers a certificate to that effect containing relevant details; and

                      (b) Borrowers shall on demand pay to Lender such amounts as Lender from time to time and at any time notifies Borrowers to be necessary to compensate it for such increased cost, reduction, payment or foregone interest or return (provided that PolyVision France shall not be liable for any obligations of PolyVision Belgium and PolyVision


                                     Appendix D-1

                              Belgium shall not be liable for any of the obligations of PolyVision France) under this
                              Section 2.1 or under Section 2.2.3 of this Appendix D.

       2.2.    INDEMNIFICATION

               2.2.1. In accordance with Article 20 of the Credit Regulations,
                      Borrowers shall on demand pay, in each case on the basis of a full indemnity to Lender all expenses (including legal, printing and reasonable out-of-pocket expense and taxes) incurred in connection with the negotiation, preparation or completion of this Agreement or in connection with the preservation, enforcement or the attempted preservation or enforcement of any of Lender's rights under this Agreement.

               2.2.2. Without prejudice to Clause 2.2.3 below, Borrowers shall fully indemnify Lender from and against any expense, loss, damage or liability which it may incur as a consequence of the occurrence of any Event of Default or otherwise in connection with this Agreement and the indemnity shall include, without limitation (but without duplication of the interest charged under the Agreement), any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount.

               2.2.3. If Lender incurs any loss or expense by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make or maintain all or any portion of the Term Credit Facility or any BIBOR Term Portion as a result of any repayment of all or any portion of the principal amounts of the Term Credit Facility or of a BIBOR Term Portion in each case bearing interest based on a BIBOR Interest Period on a date other than the scheduled due dates therefore (such loss or expense to be referred to as the "FUNDING LOSS"), Borrowers shall, at the first demand of Lender, pay to Lender such amount as will reimburse Lender for such loss or expense.

                      (a) The Funding Loss shall be calculated on an actuarial basis. Consequently, the Funding Loss shall be equal to the discounted difference between the income that Lender would have received from making the Belgium Term Credit Facility or France Term Credit Facility (as the case may be) and/or the BIBOR Term Portion available if no early repayment had been made and the income that Lender will receive upon reinvestment at the prevailing market rate of the amounts repaid early. In the event of partial early repayments, the income Lender continues to receive from the amount of the Belgium Term Credit Facility or France Term Credit Facility or any


                                     Appendix D-2

                              BIBOR Term Portion not repaid early must be added to the income it receives upon reinvestment.

                      (b) The Funding Loss shall be calculated on the amount of the early repayment and for the period commencing from the date of early repayment and lasting until the date originally agreed for the repayment of the relevant amount. The interbank deposit rate prevailing at the time of early repayment plus 200 basis points shall serve as the discount rate.

                      (c) A statement setting forth the amount of any such loss or expense shall be submitted by Lender to Borrowers and shall, in the absence of demonstrable error, be conclusive on Borrowers.

               2.2.4. Should the above-mentioned calculation of the Funding Loss result in a negative amount, Lender shall transfer such amount ("FUNDING PROFIT") to Borrowers having deducted all taxes, duties, charges or otherwise required by law.

               2.2.5. Clauses 2.2.3 and 2.2.4 shall not apply to any repayment or prepayments pursuant to Article 11, 12 and 13 of the Credit Regulations.


                                     Appendix D-3

                                      EXHIBIT A
                                          TO
                          POLYVISION BELGIUM AND POLYVISION
                                FRANCE LOAN AGREEMENT

POLYVISION BELGIUM PAYMENT SCHEDULE

Principal shall be due and payable quarterly, commencing January 31, 1999 and continuing on the last day of each three months thereafter to and including the last day of October 2004 in installments as set forth below:

       Date of Payment:
       Each January 31, April 30,
       July 31, and October 31                         Quarterly Principal
       Commencing January 31, 1999                         Amount Due
       ---------------------------                     -------------------
                  1999                                       360,833.00
                  2000                                     4,811,100.00
                  2001                                    11,666,918.00
                  2002                                    13,230,525.00
                  2003                                    14,433,300.00
                  2004                                    15,636,075.00

PROVIDED that in any event the entire remaining principal balance then outstanding, together with any other amounts due hereunder, shall be due on October 31, 2004.

POLYVISION FRANCE PAYMENT SCHEDULE

Principal shall be due and payable quarterly, commencing January 31, 1999 and continuing on the last day of each three months thereafter to and including the last day of October 2004 in installments as set forth below:

       Date of Payment:
       Each January 31, April 30,
       July 31, and October 31                         Quarterly Principal
       Commencing January 31, 1999                         Amount Due
       ---------------------------                     -------------------
                  1999                                      206,190.00
                  2000                                    2,749,200.00
                  2001                                    6,666,810.00
                  2002                                    7,560,300.00
                  2003                                    8,247,600.00
                  2004                                    8,934,900.00

PROVIDED that in any event the entire remaining principal balance then outstanding, together with any other amounts due hereunder ,shall be due on October 31, 2004.


                                     Exhibit A-1

                                     EXHIBIT 25.1

                                 FINANCIAL COVENANTS


CONSOLIDATED DEBT TO EBITDA RATIO shall mean, as of any date of determination, a ratio of (a) Debt of PolyVision and its Subsidiaries as at the end of such fiscal quarter (exclusive of Subordinated Debt held by Alpine or its Affiliates but excluding for purposes of this parenthetical any portion of the Senior Subordinated Note which may be held by Alpine or its Affiliates) to (b) EBITDA for the most recently completed four fiscal quarters of PolyVision and its Subsidiaries.

DEBT of any Person means, without duplication,

       (a)     all indebtedness of such Person for borrowed money,

       (b) all Obligations (for all purposes of this definition of Debt, as defined below in this Exhibit 25.1) of such Person for the deferred purchase price of property or services,

       (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

       (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

       (e)     all Obligations of such Person as lessee under Capitalized
Leases,

       (f) all Obligations, contingent or otherwise, of such Person under bankers acceptance, letter of credit or similar facilities,

       (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of (i) any capital stock of or other ownership or profit interest in such Person or any other Person or (ii) any warrants, rights or options to acquire such capital stock,

       (h)     all Obligations of such Person in respect of Hedge Agreements,

       (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect thereof, (C)


                                    Exhibit 25.1-1
to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure the holder of such Debt against loss in respect thereof, and

       (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

EBITDA shall mean, for any period, the sum, for PolyVision and its Subsidiaries determined on a Consolidated basis, of (i) Net Income (or net loss), (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring losses, (vi) amortization expense and other non-ordinary non-cash charges deducted in the calculation of Net Income or net losses (including, without limitation, amortization of fees and expenses related to the Acquisition and compensation expense not paid in cash) and (vii) to the extent deducted in the computation of Net Income, non-recurring restructuring charges resulting from plant closing expenses, severance obligations and reorganization expenses relating to the consummation of the Acquisition as described in the Projections (as defined in the Fleet Credit Agreement) delivered on the Closing Date, MINUS extraordinary and nonrecurring gains (or plus extraordinary losses) (in each case determined in accordance with GAAP), PLUS the pro forma effect on EBITDA for such period of any permitted acquisition (permitted by the Fleet Agent) made by PolyVision or its Subsidiaries (such pro forma effect to be determined in a manner reasonably acceptable to the Fleet Agent).

FIXED CHARGE COVERAGE RATIO shall mean, for the four consecutive fiscal quarters of PolyVision and its Subsidiaries ending on the date of determination, the ratio of (a) EBITDA of PolyVision and its Subsidiaries for such four fiscal quarters (or such other period specified in the covenants set forth below entitled "Fixed Charge Coverage Ratio"), to (b) Fixed Charges for such four fiscal quarters (or other period specified in such covenant).

FIXED CHARGES means the sum, for PolyVision and its Subsidiaries on a Consolidated basis for any period, of (i) Interest Expense, PLUS (ii) scheduled amortization of Debt payable during such period, plus (iii) income taxes and other taxes payable in respect of such period, plus (iv) Capital Expenditures during such period to the extent permitted by the Fleet Credit Agreement, this Agreement or the Other KBC Loan Agreement.

HEDGE AGREEMENTS - shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

INTEREST EXPENSE shall mean, with respect to PolyVision and its Subsidiaries for any period, interest expense on all Debt of such Person for such period whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and


                                    Exhibit 25.1-2
including, without limitation, (a) in the case of PolyVision and its Subsidiaries, interest expense in respect of Debt resulting from Loans under this Agreement, the Fleet Credit Agreement or the Other KBC Loan Agreement, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by PolyVision or any of its Subsidiaries pursuant to in connection with the commitments hereunder or under the Fleet Credit Agreement or under the Other KBC Loan Agreement.

OBLIGATION - shall mean, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 27.1(i). Without limiting the generality of the foregoing, the Obligations of the Borrowers under this Agreement, the Security Documents and the Other Agreements include (a) the obligation to pay principal, interest, letter of credit reimbursements, commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Borrower under any of this Agreement, the Security Documents and the Other Agreements, (b) the obligation of any Borrower to reimburse any amount in respect of any of the foregoing that Lender may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Borrower, and (c) any other obligations arising out of or under, based upon or relating to this Agreement, the Security Documents and the Other Agreements, and shall, with respect to the Borrowers' Subsidiaries, the "Obligations" as defined in the Other KBC Loan Agreement, and with respect to PolyVision and its Subsidiaries, "Obligations" as defined in the Fleet Credit Agreement.

Any capitalized terms used in this Exhibit 25.1 not otherwise defined herein shall have the respective meanings ascribed thereto in the Fleet Credit Agreement.


                                    Exhibit 25.1-3

                                      COVENANTS

CONSOLIDATED DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of PolyVision a Consolidated Debt to EBITDA Ratio of not more than the ratio set forth below:

       -------------------------------------------     --------------------
       Date of Determination:                          Maximum Ratio
       -------------------------------------------     --------------------
       January 31, 1999                                6.0 to 1.0
       -------------------------------------------     --------------------
       April 30, 1999                                  6.0 to 1.0
       -------------------------------------------     --------------------
       July 31, 1999                                   5.75 to 1.0
       -------------------------------------------     --------------------
       October 31, 1999                                5.5 to 1.0
       -------------------------------------------     --------------------
       January 31, 2000                                5.25 to 1.0
       -------------------------------------------     --------------------
       April 30, 2000                                  5.25 to 1.0
       -------------------------------------------     --------------------
       July 31, 2000                                   5.25 to 1.0
       -------------------------------------------     --------------------
       October 31, 2000                                5.00 to 1.0
       -------------------------------------------     --------------------
       January 31, 2001                                5.00 to 1.0
       -------------------------------------------     --------------------
       April 30, 2001                                  4.50 to 1.0
       -------------------------------------------     --------------------
       July 31, 2001                                   4.50 to 1.0
       -------------------------------------------     --------------------
       October 31, 2001                                4.50 to 1.0
       -------------------------------------------     --------------------
       January 31, 2002                                4.50 to 1.0
       -------------------------------------------     --------------------
       April 30, 2002 through (and including)
       October 31, 2005                                4.0 to 1.0
       -------------------------------------------     --------------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of PolyVision ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case cost savings resulting from the Acquisition):


       -------------------------------------------     --------------------
       Date                                            Amount
       -------------------------------------------     --------------------
       January 31, 1999                                $2,000,000
       -------------------------------------------     --------------------
       April 30, 1999                                  $1,750,000
       -------------------------------------------     --------------------
       July 31, 1999                                   $1,250,000
       -------------------------------------------     --------------------
       October 31, 1999                                $  500,000
       -------------------------------------------     --------------------


                                     Covenants-1

INTEREST COVERAGE RATIO.  Maintain as of each date set forth below, a ratio of
(i) EBITDA for the most recently completed four fiscal quarters of PolyVision to
(ii) cash Interest Expense for such period of not less than the ratio set forth below for such period:


       -------------------------------------------     --------------------
       Date of Determination:                          Minimum Ratio
       -------------------------------------------     --------------------
       January 31, 1999                                1.70 to 1.0
       -------------------------------------------     --------------------
       April 30, 1999                                  1.70 to 1.0
       -------------------------------------------     --------------------
       July 31, 1999                                   1.75 to 1.0
       -------------------------------------------     --------------------
       October 31, 1999                                1.85 to 1.0
       -------------------------------------------     --------------------
       January 31, 2000                                1.85 to 1.0
       -------------------------------------------     --------------------
       April 30, 2000                                  2.00 to 1.0
       -------------------------------------------     --------------------
       July 31, 2000                                   2.00 to 1.0
       -------------------------------------------     --------------------
       October 31, 2000                                2.00 to 1.0
       -------------------------------------------     --------------------
       January 31, 2001                                2.00 to 1.0
       -------------------------------------------     --------------------
       April 30, 2001                                  2.25 to 1.0
       -------------------------------------------     --------------------
       July 31, 2001                                   2.25 to 1.0
       -------------------------------------------     --------------------
       October 31, 2001                                2.25 to 1.0
       -------------------------------------------     --------------------
       January 31, 2002                                2.25 to 1.0
       -------------------------------------------     --------------------
       April 30, 2002 through (and including)
       October 31, 2005                                2.50 to 1.0
       -------------------------------------------     --------------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of PolyVision ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case cost savings resulting from the Acquisition):

       -------------------------------------------     --------------------
       Date                                            Amount
       -------------------------------------------     --------------------
       January 31, 1999                                $2,000,000
       -------------------------------------------     --------------------
       April 30, 1999                                  $1,750,000
       -------------------------------------------     --------------------
       July 31, 1999                                   $1,250,000
       -------------------------------------------     --------------------
       October 31, 1999                                $  500,000
       -------------------------------------------     --------------------


                                     Covenants-2

FIXED CHARGE COVERAGE RATIO.   Maintain as of the end of each fiscal quarter of
PolyVision a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of PolyVision and its Subsidiaries on a Consolidated basis of not less than the following ratios for the requisite periods set forth below (except that in respect of the first three testing periods referred to below, EBITDA and Fixed Charges shall be computed only for the one, two and three fiscal quarterly periods respectively described below, provided that Capital Expenditures shall be computed within fixed charges in an amount equal to the greater of one-quarter of the Capital Expenditures permitted during [the twelve month period] during which a testing period ends and actual Capital Expenditures made during the testing period specified below):


       -------------------------------------------     --------------------
            Four Fiscal Quarters ending on:
       -------------------------------------------     --------------------
       Each October 31, January 31, April 30 and
       July 31 after the Closing Date and
       continuing through (and including)
       October 31, 2005                                1.10 to 1.0
       -------------------------------------------     --------------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of PolyVision ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case cost savings resulting from the Acquisition):

       -------------------------------------------     --------------------
       Date                                            Amount
       -------------------------------------------     --------------------
       January 31, 1999                                $2,000,000
       -------------------------------------------     --------------------
       April 30, 1999                                  $1,750,000
       -------------------------------------------     --------------------
       July 31, 1999                                   $1,250,000
       -------------------------------------------     --------------------
       October 31, 1999                                $  500,000
       -------------------------------------------     --------------------


                                     Covenants-3